UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2012

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 24, 2012, SpectrumCo LLC, the joint venture of Comcast Corporation, Time Warner Cable and Bright House Networks, completed the sale of its Advanced Wireless Spectrum (AWS) licenses to Verizon Wireless for $3.6 billion.  Comcast received approximately $2.3 billion from the sale.

The cable companies, on the one hand, and Verizon Wireless, on the other, have begun selling each other’s products and, over time, the cable companies will have the option of selling Verizon Wireless’ service on a wholesale basis.  Additionally, the cable companies and Verizon Wireless have formed an innovation technology joint venture for the development of technology to better integrate wireline and wireless products and services. These activities are subject to the requirements contained in the August 16, 2012, proposed consent decree executed with the Department of Justice.  The proposed consent decree is subject to the approval of the United States District Court for the District of Columbia.

Comcast does not intend for this Item 7.01 to be treated as "filed" under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	August 24, 2012	By:	/s/ Arthur R. Block
Arthur R. Block Senior Vice President, General Counsel and Secretary